UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2007
____________________
TRANSOCEAN INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4 Greenway Plaza, Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 232-7500
____________________
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
     The third paragraph of Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.
     In April 2007, a subsidiary of Transocean Inc. (“Transocean”) entered into a marketing and purchase option agreement with Pacific Drilling Limited that provided the Transocean subsidiary with exclusive marketing rights for two newbuild Ultra-Deepwater Floaters with expected delivery dates in 2009 as well as an option to purchase a 50 percent interest in a joint venture company through which the Transocean subsidiary and Pacific Drilling would own the drillships. Having obtained a drilling commitment for one of the drillships, on October 18, 2007, the Transocean subsidiary exercised the option and acquired a 50 percent interest in the joint venture and a promissory note issued by the joint venture in exchange for approximately $238 million, representing 50 percent of the documented costs of the drillships at the time of exercise. The Transocean subsidiary is overseeing construction of the drillships and has agreed to provide operating support on a cost-reimbursement basis once the drillships begin operations.
     On October 24, 2007, Transocean issued two press releases announcing the formation of the joint venture and the entry into the drilling commitment. The press releases are filed as exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.
     Pursuant to a put option and registration rights agreement among Transocean, the Transocean subsidiary, Pacific Drilling and the joint venture, entered into in connection with the formation of the joint venture, Pacific Drilling will have the right beginning October 18, 2010 to exchange its interest in the joint venture for a purchase price to be paid in Transocean ordinary shares or cash. The purchase price will be determined based on an appraisal of the fair value of the drillships as adjusted by a valuation multiple of between 1.00 and 1.08. If Pacific Drilling elects to receive Transocean ordinary shares, the number of Transocean ordinary shares issued will be determined based on the average closing prices of Transocean ordinary shares during the 30 days prior to the exercise date and may not equal or exceed 15 percent of the then issued and outstanding Transocean ordinary shares. Any such issuance of Transocean ordinary shares will be made pursuant to Section 4(2) of the Securities Act of 1933, as amended, and be exempt from registration with the Securities and Exchange Commission, as a transaction not involving any public offering. The put option and registration rights agreement also grants Pacific Drilling certain registration rights with respect to such Transocean ordinary shares and restricts Pacific Drilling’s sale of such Transocean ordinary shares until the earlier of the first anniversary of the date of issuance thereof or fifteen months following Pacific Drilling’s notice of its exercise of its right to exchange its interest in the joint venture.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits:
     The following exhibits are filed herewith:
10.1	Put Option and Registration Rights Agreement, dated as of October 18, 2007, among Pacific Drilling Limited, Transocean Pacific Drilling Inc., Transocean Inc. and Transocean Offshore International Ventures Limited.

99.1	Press Release, dated October 24, 2007.

99.2	Press Release, dated October 24, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN INC.
Date: October 24, 2007	By:	/s/ Chipman Earle
Chipman Earle
Associate General Counsel and Corporate Secretary

EXHIBIT INDEX
     The following exhibits are filed herewith:
10.1	Put Option and Registration Rights Agreement, dated as of October 18, 2007, among Pacific Drilling Limited, Transocean Pacific Drilling Inc., Transocean Inc. and Transocean Offshore International Ventures Limited.

99.1	Press Release, dated October 24, 2007.

99.2	Press Release, dated October 24, 2007.